Comerica Incorporated Morgan Stanley U.S. Financials, Payments and CRE Conference June 11, 2024 Jim Herzog Chief Financial Officer Peter Sefzik Chief Banking Officer Kelly Gage Director of Investor Relations This presentation, and other Comerica written and oral communications, include statements that are not historical facts but rather are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “achieve, anticipate, aspire, assume, believe, can, commit, confident, continue, could, designed, estimate, expect, feel, forecast, forward, future, goal, grow, guidance, guide, initiative, intend, look forward, maintain, may, might, mission, model, objective, opportunity, outcome, on track, outlook, plan, position, potential, project, propose, remain, risk, seek, should, signs, strategy, strive, target, trajectory, trend, until, well-positioned, will, would” or similar expressions, as they relate to Comerica, or to economic, market or other environmental conditions or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from the Bloomberg Short- Term Bank Yield Index towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies and their soundness); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies, processes and management estimates; the volatility of Comerica’s stock price; and that an investment in Comerica’s equity securities is not insured or guaranteed by the FDIC). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 14 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Safe Harbor Statement 2©2024, Comerica Inc. All rights reserved.

Positioned for the Future

Comerica

Strong foundation & strategy create opportunity for enhanced returns over time

Leveraging strong foundation

- **Proven credit results**
  - ✓ Outperformance through cycles
  - ✓ Top quartile 1Q24 charge-off performance amongst peers[1]
  - ✓ Metrics below historical averages
- **Solid capital position**
  - ✓ 11.48% CET1, well above target
  - ✓ Adjusting for AOCI opt out, 1Q24 CET1 exceeded regulatory minimums & buffers
- **Abundant liquidity**
  - ✓ Normalized cash position
  - ✓ Reduced wholesale funding significantly
  - ✓ Preserved substantial capacity
- **Attractive deposit franchise**
  - ✓ Peer leading NIB mix[1]
  - ✓ Compelling Treasury Management cross-sell

Executing on differentiated strategy

- **Targeted market, MSA focused strategy**
  - ✓ In 14 of the 15 largest[2] & 8 of the 10 fastest growing markets[3]
  - ✓ Investments in TX & the southeast align with market growth trends
- **Diversified business**
  - ✓ Leading bank for business with strong retail & wealth management capabilities
  - ✓ Selective business mix with specialized verticals where we demonstrate differentiated value proposition
  - ✓ Enhances opportunity for consistent & strong returns
- **Tenured colleagues**
  - ✓ Experienced colleagues deliver value-add, industry expertise
  - ✓ Business leaders average >24 yrs, RMs 11 yrs, GMs 19 yrs[4]
  - ✓ Reinforces consistency for our customers & high level of customer service

Driving responsible growth

- **Favorable earnings trajectory**
  - ✓ Structural projected benefit to NII beginning in 2H24 from maturing swaps & repayment of securities[5]
- **Select strategic investments**
  - ✓ Focus on noninterest income to drive capital efficient revenue (Payments, Capital Markets & Wealth Management)
  - ✓ Targeted market expansion to enhance growth
  - ✓ Granular Small Business deposit strategy
  - ✓ Continued focus on enhanced risk framework
- **Balance sheet expansion**
  - ✓ Focus on responsible, balanced growth
  - ✓ Projected broad based 2H increase in loans & deposits[5]

• [1]Source for peer data: S&P Global Market Intelligence & company press releases • [2]U.S. Census Bureau; by population 2023. Includes all locations with employees & offices • [3]2023 vs 2022 by number of people • [4]As of 5/22/24
• [5]Outlook as of 6/10/24

©2024, Comerica Inc. All rights reserved.

3

APPENDIX

commitn

Diversified Businesses

Unique & complementary model

Commercial Bank	Wealth Management	Retail Bank
Deliver a first-class commercial solution as a "Leading Bank for Business" including a robust digital suite Grow Middle Market, Business Banking & Specialty Businesses in which we have expertise	Generate capital-efficient fee income Focus on organic & other strategic growth opportunities	Deliver a high level of service to customers across all touchpoints Provide important funding source for the Corporation in terms of size, granularity & deposit diversification

Cohesive relationship strategy across our divisions unlocks the value of our franchise

Loans[1]



86%
10%
4%
Commercial Bank
Wealth Management
Retail Bank

Deposits[2]



49%
6%
37%
8%
Commercial Bank
Wealth Management
Retail Bank
Other

[1]Average 1Q24 loans • [2]Average 1Q24 deposits

©2024, Comerica Inc. All rights reserved.

5

Diversified Geographic Footprint

Large, higher growth urban markets | Predominance of middle market companies & wealth management opportunities | Highly integrated, cost-effective platform

Texas

- Established: 1988
- #2 largest state GDP
- Business friendly environment
- Dallas-Fort Worth, Houston, Austin, San Antonio

California

- Established: 1991
- #1 largest state GDP
- Deep industry expertise
- L.A., San Diego, San Jose, San Francisco

Michigan

- Established: 1849
- #14 largest state GDP
- Large retail deposit base
- Detroit, Ann Arbor, Grand Rapids, Lansing

Offices Across U.S.

Primary Markets | Other Markets | Office Locations



Southeast

- Strong population growth & manufacturing base
- 3 commercial offices in Raleigh, Winston-Salem & Charlotte, NC
- New offices in SC & GA
- Serving customers in FL, GA, NC, TN, SC & VA

Mountain West

- Fast growing economy, attractive climate
- 1 office in Denver
- Serving customers in AZ & CO

Loans[1]



23%
36%
24%
17%
MI
CA
TX
Other Markets3

Deposits[2]



36%
25%
14%
25%
MI
CA
TX
Other Markets3

[1]Average 1Q24 loans • [2]Average 1Q24 deposits • [3]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets

©2024, Comerica Inc. All rights reserved.

6

The Right Balance

Positioned to effectively meet the unique needs of our target customers

Tailored solutions & customized product offerings to meet our customers needs

Localized advice for our customers

Community engagement recognizing we all play a role in advancing the markets & communities we serve

Small Bank Service



FDIC
THE BEST OF BOTH WORLDS.

Large Bank Capabilities

Comprehensive suite of products & services including credit capacity, treasury management, & capital market solutions

Experienced & tenured team delivering consistency to our relationships across markets & businesses

Industry expertise adding unique value to customers across core businesses & specialized verticals

What Our Customers Say…

"I'm treated as if I'm a large business when I am, in fact, a small business."
– Small Business Customer

"Comerica has created a lot of flexibility in our operating model so that we could make decisions to further our growth."
– TLS Customer

"We share ideas, and I feel like they're my partner, just as much as their customer."
– Commercial Bank Customer

©2024, Comerica Inc. All rights reserved.

7

Strategic investments in products & services to drive noninterest income



Payments

- Expanding solutions to help customers prevent fraud coming in the door
- Investing in a fast & secure onboarding experience with fewer, more meaningful touchpoints
- Focused on providing trusted advice that scales for our customers' growth



Wealth Management

- Uniquely positioned to serve business owners & executives
- Market leader in 3rd party fiduciary services
- Established strategic partnerships to enhance solution set



Capital Markets

- Expanding Loan Syndications staffing & marketing capabilities
- Customer risk management products (F/X & interest rate / energy hedging) re-aligned to enhance customer & marketing focus
- Strengthen value add for customers in debt & equity capital markets
- Enhanced recruiting programs

©2024, Comerica Inc. All rights reserved.

8

Talent as our Competitive Advantage

Comerica

Our colleagues deliver differentiated value to our customers

Experienced

- Long-tenured[1] team provides consistency
  - >24 years Business Leaders
  - ~11 years Relationship Managers
  - ~19 years Group Managers
- Specialized knowledge in industry verticals
- Executive Leadership reflects strategic mix of tenured CMA experience combined with select external talent & subject matter expertise

Skilled

- Distinguished Commercial Banking Development Program delivers talent
- Credit & frontline expertise balanced
- Award winning leadership development programs

Diverse

- Deeply embedded culture supports inclusion
- Aiming to reflect customers & markets we serve
- 53% of managers are female[2]
- 43% of U.S. employees are racial/ethnic minorities[2]
- Executive Leadership is >41% female & ~18% are racial/ethnic minorities[1]

Recent Awards & Recognition

- One of the 50 Most Community-Minded Companies in the US for Ninth Consecutive Year by Points of Light
- Top 50 Companies Lists by Fair360, formerly DiversityInc
- 2024 Top Workplaces USA Award by Energage
- Top Women Employer & Supplier Diversity Program
- One of America's Most JUST Companies by JUST Capital & CNBC

[1]As of 5/22/24 • [2]As of 12/31/23

©2024, Comerica Inc. All rights reserved.

9

Our Differentiated Value Proposition

Comerica

A Leading Bank for Business complemented by strong Retail & Wealth Management

Distinctive Commercial Franchise

- **Long-standing, trust-based customer relationships**, averaging >15 years in Middle Market
- Tenured, **expert relationship & group managers** with average ~10 & ~20 years at Comerica, respectively
- Consistent, disciplined **credit underwriting** standards & a "through-the-cycle" mindset
- Diversified business mix with **attractive, growth & relationship-oriented** business lines like Middle Market, Environmental Services & Small Business
- **Complimentary marketing services** to help small businesses grow

Complementary fee & relationship products

- Distinctive **Treasury Solutions** used for ~91% of Commercial noninterest-bearing deposits
- Complementary **Capital Markets business**
- Differentiated **Wealth Management business** specializing in the needs of business owners and executives, used by 40% of Commercial clients[1]
- Largest third-party fiduciary business in the country with **Advisor Solutions** serving some of the country's largest Broker Dealers in Estate Settlement; Oil, Gas & Mineral Management; Special Needs Trusts & Philanthropic

Robust, low-cost deposit base

- **Deep, sticky operating accounts** with our C&I customers driving an 80% loan-to-deposit ratio, below our 15-year average
- **Expert bankers** serving **tenured customer relationships** with average customer deposit balance exceeding industry
- Growing small business segment of **deposit rich relationships** (97% have a deposit relationship)

Efficient technology & operations

- Lean, modern **technology architecture & delivery** model
- ~75% of our business applications are **Cloud & SAAS based**
- Investment spend focused on areas of **true competitive advantage**
- Modernization journey to **transform retail delivery** to optimize experience & efficiency
- Taking incremental actions to **enhance efficiencies**

3/31/24 • [1]As of 12/31/23

©2024, Comerica Inc. All rights reserved.

10

Loan Update

Monthly balance & pipeline trends support broad based loan growth expectations



Loan Trends
($ in billions; average)
55.4
54.0
52.8
51.4
50.8
50.7
51.0
2Q23
3Q23
4Q23
1Q24
2Q24 thru 5/31
Apr-24
May-24
Quarterly
Monthly

Quarter-to-Date Trends Through 5/31

- ~$0.5B decrease in QTD average loans[1]
  - Largest declines in Equity Fund Services & Private Banking, partially offset by growth in Commercial Real Estate
- Period-end loan up ~$0.3B from 1Q24 quarter-end
  - Monthly trends showed decline right after quarter-end & modest uptick through April & May
- Pipeline trends remain strong
- **FY24 Outlook[2]:** Expect 2H24 growth; average loan balances expected in line with guidance, but full year point to point may be pressured by mixed economic trends

2Q24 metrics through 5/31/24 are preliminary & subject to change. • [1]Comparisons of 2Q24 through 5/31/24 vs 1Q24 • [2]Outlook as of 6/10/24

©2024, Comerica Inc. All rights reserved.

11

Deposits Update

Deliberate reduction in brokered time deposits impacting 2Q deposits



Deposit Trends
($ in billions; average)
> 73% of QTD avg decline from lower Brokered Time Deposits
64.3
65.9
66.0
65.3
63.3
63.9
62.6
41%
40%
2Q23
3Q23
4Q23
1Q24
2Q24 thru 5/31
April
May
Average Balances
Monthly Average Balances
Noninterest-bearing (NIB)
Interest-bearing (IB)



Noninterest-bearing % of Total Deposits
(Avg; percentages; 1Q24)
17
20
21
21
24
24
25
25
30
30
32
34
35
40
26
WBS
HBAN
KEY
CFG
SNV
FITB
BOKF
FHN
MTB
WAL
RF
CFR
ZION
CMA
Peer Average

Quarter-to Date Trends Through 5/31

- QTD average deposits down ~$2.0B from 1Q24 average, or $0.5B excluding lower brokered time deposits[1]
  - ~$1.3B decline in average interest-bearing deposits which includes $1.5B decline in average brokered time deposits
  - ~$0.8B decrease in average noninterest-bearing
- NIB average deposit mix 40% QTD; average loan to deposit ratio of 80%
- **FY24 Outlook[2]:** Expect balances to perform in line with guidance, but anticipate potential ongoing pressure on mix

2Q24 metrics through 5/31/24 are preliminary & subject to change. • Source for peer data: S&P Global Market Intelligence & company press releases; for a comprehensive list of our peer group please see our 2024 Proxy Statement • [1]Comparisons of 2Q24 through 5/31/24 vs 1Q24 • [2]Outlook as of 6/10/24

©2024, Comerica Inc. All rights reserved.

12

©2024, Comerica Inc. All rights reserved. Liquidity Significant 1Q24 reduction in wholesale funding, enhancing earnings & preserving capacity 1Securities at the FHLB are incremental to Unencumbered Securities at Market Value 13 • Repaid $5.3B of wholesale funding (1Q24 period-end): • $3.6B in maturing FHLB advances • $1.7B in brokered time deposits • Scheduled FHLB Maturities of $1B annually from 2025-2028 • Successful 1Q24 $1B debt issuance Source (5/31/24) $ in billions Balance at 5/31/24 Remaining Capacity Cash 5.1 5.1 FHLB (securities1 & loan collateral) 16.9 11.9 Unencumbered Securities at Market Value 7.9 7.9 Discount Window (loan collateral) 17.3 17.3 Total Liquidity Capacity $42.3 billion Total Liquidity Capacity (ex. Discount Window) $25.0 billion Low Unsecured Debt Obligations (Debt Maturities, $ in millions) 81% 86% 50% 60% 70% 80% 90% 100% 110% 120% 130% 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 1Q 24 2Q 24 Loan to Deposit Ratio Below Historical Average (period-end) 500 350 400 550 1,000 500 2024 2025 2026 2027 2028 2029 2030 2033 th ru 5 /3 1 Interest Rate Sensitivity Largely achieved strategic objective to protect earnings from rate volatility 5/31/24 1Outlook as of 6/10/24 2For methodology see Company’s Form 10-K, as filed with the SEC. Estimates are based on simulation modeling analysis from our base case which utilizes March 2024 average balances & assume all loan hedges quality for hedge accounting 14©2024, Comerica Inc. All rights reserved. • >33% increase to FY22 NII over FY21 (including PPP) • 4 - 5% increase in 4Q22 over 3Q22 (including PPP) Management Outlook for Net Interest Income1 • Outlook: Noninterest-bearing balance trends expected to pressure 2Q & FY24 NII guidance Estimated 12-Month Net Interest Income Impact Relative to Baseline 100 bps gradual decrease $15MM 100 bps gradual decrease & 60% incremental beta $36MM 100 bps gradual increase -$28MM 100 bps gradual increase & 60% incremental beta -$57MM Sensitivity Analysis as of 3/31/24 Rates UP Rates DOWN Loan Balances Modest increase Modest decrease Deposit Balances Moderate decrease Moderate increase Deposit Beta ~48% per incremental change Securities Portfolio Partial reinvestment of cash flows Hedging (Swaps) No additions modeled 3/31/24 Model Assumptions2 100 bps (50 bps avg) gradual, non-parallel rise

Net Interest Income

Swap & securities attrition expected to create tailwind into 2025

Contractual Swap Notionals as of 3/31/24[1]

($ in billions; average; weighted average yield)



23.7
23.5
23.5
23.6
23.4
23.3
22.9
22.4
2.47%
2.49%
2.51%
2.54%
2.55%
2.55%
2.57%
2.61%
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25

Project 14 bps point to point higher yield & $1.3B lower notional from 1Q24 to 4Q25; lessens pressure on NII

Expected Securities Repayments & Maturities[2]

($ in millions)



385
564
563
556
458
494
551
473
1.60%
1.28%
1.64%
1.27%
1.30%
1.37%
1.27%
1.33%
1Q24
2Q24
3Q24
4Q24
1Q25
2Q35
3Q25
4Q25

Deployment of liquidity from repayment of lower yielding securities expected to benefit NII, only partially offset by reinvestment

3/31/24 • [1]Received fix/pay floating swaps; maturities extend through 3Q30; Table reflects the ultimate swaps average notional balances & weighted average yields post CME LIBOR transition for terms of current & forward starting swaps currently under contract & assumes no future termination • [2]Outlook as of 4/18/24

©2024, Comerica Inc. All rights reserved.

15

Capital Management

Maintained capital position above target CET1 of ~10%[1]



CET1
Tier 1
11.09%
11.48%
11.60%
12.01%
7.93%
8.00%
7.0%
8.5%
4Q23
1Q24
4Q23
1Q24
Regulatory Minimum + Capital Conservation Buffer (CCB)
CET1 with no AOCI opt-out²

Accumulated Other Comprehensive Income

($ in billions)



(2.2)
(1.0)
(0.5)
(2.8)
(1.3)
(0.5)
(2.0)
(0.6)
(0.4)
(2.2)
(0.8)
(0.4)
2Q23
3Q23
4Q23
1Q24
Securities
Swaps
Pension

Estimated Change in AOCI Derived Simulated Sensitivity Analysis for Securities & Swap Portfolios

Scenarios		Est. AOCI Increase / (Decrease)
Rate shock + 100 bps	Static balances	($1.3B)
Rates shock - 100 bps	Static balances	$1.3B

Basel III Endgame Capital Considerations

We are not subject to these proposed rules with ~$79B in assets as of 3/31/24.

If subject to proposed Basel III Endgame capital requirements relating to AOCI opt-out changes, our estimated CET1 would exceed regulatory minimums & conservation buffer as of 3/31/24[2].

Common Equity Ratio



7.00%
7.12%
4Q23
1Q24

Tangible Common Equity Ratio[3]



6.30%
6.36%
4Q23
1Q24

Common Equity

($ in billions; period-end)



6.0
5.7
4Q23
1Q24

1Q24: AOCI impact[4] of (402 bps) | AOCI impact[4] of (407 bps) | AOCI impact of ($3.5)

3/31/24 • [1]Outlook as of 4/18/24 • [2]Considers AOCI for securities & pension & related RWA benefit utilizing 12/31/23 & 3/31/24 risk weighting, respectively. Does not assume other potential Basel III Endgame impacts (such as market risk, operational risk & changes to standard counter-party risk). • [3]Refer to reconciliation of non-GAAP financial measures in appendix • [4]Represents the impact of $3.5B in AOCI on common equity & $2.4B in corresponding impacts to total assets

©2024, Comerica Inc. All rights reserved.

16

1Q24 Review

Successful execution of financial & strategic priorities positions balance sheet for growth

175 YEARS OF RAISING EXPECTATIONS

Effective Deposit & Liquidity Strategy



FHLB Advances
(Period-end; $ in millions)
13,550
8,800
7,550
4,000
-70%
2Q23
3Q23
4Q23
1Q24
Brokered Time Deposits
(Period-end; $ in millions)
5,159
5,011
4,550
2,894
-44%
2Q23
3Q23
4Q23
1Q24
1Q vs. 4Q Deposit Change
(Average)
-2.7%
-6.4%
-4.9%
-1.1%
> 80% of 1Q24 decline from lower Brokered Time Deposits
10 year avg. 1Q decline
1Q22
1Q23
1Q24

Recognition & Accomplishments

- **2024 Top Workplaces** USA award issued by Energage & published by USA Today
- Revealed **Largest, State-of-the-Art Comerica CoWorkSpaces™** at The Star in Frisco, TX
- Named one of the **Top Supplier Diversity Programs** for Women Business Enterprises (WBEs)
- Achieved **'Outstanding' Rating** in Community Reinvestment Act Evaluation by the Federal Reserve Board
- Strategic focus on Small Business earned Greenwich recognition:
  - Best Brand – Trust
  - Overall Satisfaction with RM
  - RM Proactively Provides Advice

©2024, Comerica Inc. All rights reserved.

17

1Q24 Results

Comerica

Favorable deposit trends & significant reduction in wholesale funding; impacted by notable items

				Change From	
(millions, except per share data)	1Q24	4Q23	1Q23	4Q23	1Q23
Average loans	$51,372	$52,796	$53,468	$(1,424)	$(2,096)
Average deposits	65,310	66,045	67,833	(735)	(2,523)
Net interest income	548	584	708	(36)	(160)
Provision for credit losses	14	12	30	2	(16)
Noninterest income[1]	236	198	282	38	(46)
Noninterest expenses[1]	603	718	551	(115)	52
Provision for income tax	29	19	85	10	(56)
Net income	138	33	324	105	(186)
Earnings per share[2]	$0.98	$0.20	$2.39	$0.78	$(1.41)
Adjusted Earnings per share[2,3]	1.29	1.46	2.48	$(0.17)	$(1.19)
Efficiency Ratio[4]	76.91%	91.86%	55.53%		
CET1	11.48%	11.09%	10.12%		

Key Performance Drivers 1Q24 compared to 4Q23

- Average loans declined 2.7% from impact of '23 rationalization efforts including exit of Mortgage Banker & muted loan demand
- Deposits decline largely attributed to deliberate reduction in brokered time deposits
- Net interest income impacted by lower average loans & noninterest-bearing deposits, modestly higher deposit pricing & one less day
- Modest net charge-offs of 10 bps; reserve ratio rose to 1.43% reflecting migration
- Noninterest income impacted by BSBY cessation & seasonally low customer trends; investment in customer-related fee income remains a priority
- Noninterest expense lower due to elevated notable 4Q expenses
- Taxes impacted by higher pre-tax income partially offset by favorable discrete items[5]
- Strong CET1 continued to grow above our 10% strategic target

[1]Includes gains/(losses) related to deferred comp asset returns of $4MM 1Q23, $8MM 4Q23, $6MM 1Q24 • [2]Diluted earnings per common share • [3]Refer to reconciliation of non-GAAP financial measures in appendix • [4]Noninterest expenses as a percentage of the sum of net interest income & noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares & changes in the value of shares obtained through monetization of warrants • [5]Reflects a $14MM benefit as a result of changes in the combined state income tax rate applicable to deferred tax assets & liabilities offset by discrete items from vested stock awards of $3MM

©2024, Comerica Inc. All rights reserved.

18

Descriptions of Notable Items

Comerica

Subject	Description
Impact of BSBY cessation announcement	• On November 15, 2023, Bloomberg Index Services Limited ("BISL") officially announced the future permanent cessation of Bloomberg Short-Term Bank Yield Index ("BSBY") on November 15, 2024. • This announcement resulted in a temporary loss of hedge accounting for a portion of cash flow hedges, driving recognition of non-cash unrealized losses related to applicable swaps previously in AOCI & an impact to net interest income in 4Q23 & 1Q24.
FDIC special assessment	• CMA recorded expense related to the FDIC's Deposit Insurance Fund (DIF) special assessment in 4Q23 & 1Q24
Ameriprise partnership accounting	• Based on the terms of our Ameriprise relationship, reallocation of certain items previously within noninterest income & noninterest expense now presented within noninterest income. No bottom-line impact as these changes fully offset one another.
Expense re-calibration initiatives	• Actions taken to enhance earnings power & create capacity for strategic & risk management investments resulted in severance

©2024, Comerica Inc. All rights reserved.

19

CMA vs Peers

Comerica

Total Deposit Change
(Avg; percentages; 1Q24 vs 4Q23)



> 80% of decline from lower Brokered Time
-1.1
0.2
CMA
Peer Avg.

Interest-bearing Deposit Change
(Avg.; percentages; 1Q24 vs 4Q23)



1.8
1.9
CMA
Peer Avg.

Noninterest-bearing Deposit Change
(Avg.; percentages; 1Q24 vs 4Q23)



-5.1
CMA
-4.5
Peer Avg.

Total Deposit Cost
(percentages; 1Q24)



1.94
2.21
CMA
Peer Avg.

Interest-bearing Deposit Cost
(percentages; 1Q24)



3.28
3.00
CMA
Peer Avg.

Loan Growth
(Avg.; percentages; 1Q24 vs 4Q23)



-2.7
CMA
0.0
Peer Avg.

Loan Yield
(percentages; 1Q24)



6.33
6.31
CMA
Peer Avg.

Noninterest-bearing % of Total Deposits
(Avg; percentages; 1Q24)



17 WBS
20 HBAN
21 KEY
21 CFG
24 SNV
24 FITB
25 BOKF
25 FHN
30 MTB
30 WAL
32 RF
34 CFR
35 ZION
40 CMA
26
Peer Average

1Q24 • Source for peer data: S&P Global Market Intelligence & company press releases

©2024, Comerica Inc. All rights reserved.

20

Attractive Deposit Profile

Further enhanced our strong deposit franchise

Deposit portfolio has better risk characteristics

- Less concentrated in more vulnerable businesses
- Lower price sensitivity
- Lower percent of uninsured & excess deposits
- Retained strong mix of 41% noninterest-bearing

Diversified Deposit Base
(1Q24 average)



Wealth Management 6%
Other 8%
Retail Bank 37%
Commercial Bank 49%

Stronger Profile than Pre-Pandemic

($ in billions)	YE 2019	YE 2022	3/31/2024
Loan-to-Deposit Ratio	88%	75%	80%
Total Deposits (Period-end)	$57.3	$71.4	$63.6
% Uninsured Deposits Per Call Report	60%	64%	48%
Adjusted for Affiliate Deposits[1]	54%	57%	42%

Stable & Tenured Core Deposit Base[2]

Diversified Across Markets & Businesses	• Highest concentrations in Retail Consumer (29%), Middle Market Lending (13%) & Small Business Banking (8%), inherently diversified business lines • Geographically dispersed
Holistic, Connected Relationships	• ~91% of Commercial Bank noninterest-bearing deposits utilize Treasury Management services; ~91% have ECA • Average Middle Market relationship has >7 Treasury Management products • ~90% Retail customers have checking account[3]
Tenured	• Average Middle Market relationship >15 years • Average Retail relationship >15 years[3]
Active Operating Accounts	• Average Middle Market relationship deposit balances of ~$4MM (includes ~$2MM in noninterest-bearing) • Average Retail customer checking account balance of ~$28K[3]

1Q24 compared to 4Q23 • [1]Represents uninsured deposits using total deposits at the consolidated level for Comerica Inc. & subsidiaries, which is consistent with the presentation on the consolidated balance sheet, & excludes uninsured deposits eliminated in consolidation • [2]As of 3/31/24 • [3]Includes consumer & small business

©2024, Comerica Inc. All rights reserved.

21

CMA vs Peers

Allowance for Credit Losses
(as a percentage of total loans; 1Q24)



0.74
1.17
1.26
1.26
1.27
1.29
1.40
1.43
1.61
1.62
1.66
1.79
1.97
2.12
1.47
WAL
BOKF
SNV
WBS
ZION
CFR
FHN
CMA
CFG
MTB
KEY
RF
HBAN
FITB
Peer Average

CET1 (Capital) Ratio
(percentages; 1Q24)



11.48
10.91
CMA
Peer Avg.

Tangible Common Equity Ratio
(percentages; 1Q24 vs. 4Q23)



1.0
-2.3
CMA
Peer Avg.

Net Interest Margin
(percentages; 1Q24)



2.80
3.10
CMA
Peer Avg.

1Q24 • Source for peer data: S&P Global Market Intelligence & company press releases

©2024, Comerica Inc. All rights reserved.

22

Securities Portfolio Rate curve movement impacted unrealized losses; expect future maturities to enhance earnings power 3/31/24 Totals shown in graph above may not foot due to rounding 1Outlook for legacy portfolio as of 4/18/24 assuming 3/31/24 forward curve 2Amortized cost reflects securities at par net of repayments & remaining unaccreted discount or premium 3Estimated as of 3/31/24 Period-end 1Q24 portfolio decreased $0.7B - $285MM MBS payments & $100MM Treasury maturities - $268MM fair value change (pre-tax) • Average 1Q24 portfolio increased $39MM • 2Q24: Estimated repayments ~$314MM MBS1 • Duration of 5.5 years3 • Extends to 6.1 years under +200bps instantaneous rate increase3 • Net securities-related AOCI unrealized loss decreased to $2.2B (after tax); expect unrealized loss to decline 23% by 4Q251 Consistent Portfolio Strategy • Utilize natural portfolio attrition as liquidity source • Pledge portfolio as collateral to access wholesale funding as needed • 100% of portfolio is available-for-sale • No current intention to sell or restructure • Modest treasury reinvestments planned to maintain collateral requirements ©2024, Comerica Bank. All rights reserved. 23 Repayments created liquidity (period-end; $ in billions) 2 12.4 18.3 17.4 16.3 16.9 16.2 15.8 15.4 14.9 13.2 (0.1) 2.7 2.9 3.6 2.7 2.9 2.8 2.7 2.6 2.3 12.3 21.0 20.4 20.0 19.5 19.2 18.6 18.1 17.5 15.5 4Q19 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 4Q25 Valuation Adjustment Fair Value (Reported on Balance Sheet) Amortized Cost Without Reinvestment1 708 621 601 584 548 3.57 2.93 2.84 2.91 2.80 1Q23 2Q23 3Q23 4Q23 1Q24 Net Interest Income Lower loans & modest increase in deposit pricing drove decline; deposit balances drove outperformance 1Q24 compared to 4Q23 Net Interest Income ($ in millions) $584MM 4Q23 2.91% - 41MM - 27MM - 9MM - 5MM Loans Lower balances 1 less day Portfolio dynamics, swaps, BSBY - 0.10 - 0.08 - 0.00 - 0.02 - 2MM Securities Portfolio + 0.01 + 13MM Fed Deposits + 0.03 - 15MM - 16MM - 2MM + 3MM Deposits Rates Interest-bearing balances & mix 1 less day - 0.10 - 0.09 - 0.01 + 0.00 + 9MM + 21MM - 8MM - 4MM Wholesale Funding FHLB advances Medium & long-term debt Rates, incl. swaps + 0.05 + 0.11 - 0.04 - 0.02 $548MM 1Q24 2.80% 24©2024, Comerica Inc. All rights reserved. Net impact due to rates: ($20MM) on Net Interest Income & (11bps) on the NIM Net impact due to BSBY Cessation: $3MM benefit to Net Interest Income Net Interest Margin %

221 186 154 178 217 0.40 0.33 0.29 0.34 0.43 (0.10) 0.10 0.30 0.50 0.70 0.90 1.10 1.30 1.50 1Q23 2Q23 3Q23 4Q23 1Q24 NPA/Loans % Credit Quality Lower net charge-offs & migration remains manageable 1Q24 compared to 4Q23 1Criticized loans are consistent with regulatory defined Special Mention, Substandard, & Doubtful categories 2A portion of the TLS portfolio is also considered Leveraged & also reflected in the Leveraged data Nonperforming Assets Well Below Historical Averages ($ in millions) Criticized Loans1 Below Historical Level ($ in millions) 693 728 736 728 728 1.26 1.31 1.38 1.40 1.43 - 1.00 2.00 3.00 4.00 5.00 6.00 1Q23 2Q23 3Q23 4Q23 1Q24 ACL/Loans % Allowance for Credit Losses Remained Flat ($ in millions) 1,918 2,048 2,290 2,405 2,688 3.5 3.7 4.3 4.6 5.3 - 2.00 4.00 6.00 8.00 10.00 12.00 1Q23 2Q23 3Q23 4Q23 1Q24 Criticized/Loans % 25©2024, Comerica Inc. All rights reserved. (2) (2) 6 20 14 -0.01 -0.01 0.05 0.15 0.10 (0.20) (0.15) (0.10) (0.05) - 0.05 0.10 0.15 0.20 0.25 0.30 1Q23 2Q23 3Q23 4Q23 1Q24 NCO/Loans % Decline in Net Charge-Offs (Recoveries) ($ in millions) Portfolios with Incremental Monitoring Business Line or Portfolio 3/31 Loans % of Total Loans % Criticized Key Drivers Commercial Real Estate Business Line $10.4B 20.4% 4.3% Elevated rates impacting valuations & interest reserves. Leveraged $2.9B 5.6% 11.0% Elevated rates impacting debt service coverage. Automotive Production $0.9B 1.7% 16.4% Material / freight inflation & elevated rates pressuring customer profitability. Senior Housing $0.8B 1.6% 37.4% Under pressure from interest rates, inflation & occupancy TLS2 $0.7B 1.4% 24.3% Elevated rates, lower valuations & slow fundraising activity driving higher relative risk. 0.04 0.08 0.09 0.10 0.15 0.26 0.29 0.29 0.30 0.37 0.41 0.41 0.49 0.50 ZI O N W A L B O K F C M A C FR FH N K EY W B S H B A N FI TB SN V M TB R F C FG Credit Quality 1Q24 Source for peer data: S&P Global Market Intelligence & company press releases Nonperforming Assets Ratio (as a percentage of total loans & foreclosed property; 1Q24) • Well-diversified, relationship-based portfolio • Experienced managers with deep expertise • Conservative, consistent underwriting standards • Proactive, frequent customer dialogue -0.5 0.0 0.5 1.0 1.5 2.0 2.5 3.0 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 1Q 24 Total CMA Peer Average Net Charge-offs Through Cycle (as a % of average loans) ©2024, Comerica Inc. All rights reserved. 26 Net Charge-offs (recoveries) (as a percentage of average loans; 1Q24) 0.37 0.43 0.44 0.51 0.53 0.57 0.60 0.61 0.64 0.82 0.86 0.95 1.02 1.71 C FR C M A ZI O N B O K F W A L W B S H B A N K EY FI TB FH N SN V R F C FG M TB

Noninterest Income Impacted by BSBY cessation accounting; customer-related income growth remains a priority 1Q24 compared to 4Q23 1Includes Risk management hedging income related to price alignment (PA) received for Comerica’s centrally cleared risk management positions $8MM 1Q23, $6MM 2Q23, $17MM 3Q23, $18MM 4Q23, $13MM 1Q24; Includes Credit Valuation Adjustment (CVA) $1MM 1Q23, $1MM 2Q23, ($2MM) 3Q23, ($0.2MM) 4Q23, $0.4MM 1Q24; Includes gains/(losses) related to deferred comp asset returns of $4MM 1Q23, $4MM 2Q23, ($3MM) 3Q23, $8MM 4Q23, $6MM 1Q24 2See Comerica’s prior disclosures regarding BSBY cessation impact, beginning on January 8, 2024, for more details. Noninterest Income1 ($ in millions) 282 303 295 198 236 1Q23 2Q23 3Q23 4Q23 1Q24 Increased $38MM + $49MM hedge accounting loss2 + $53MM BSBY cessation impact - $4MM risk management income + $5MM negotiated vendor payment (other noninterest income) + $2MM brokerage fees (Ameriprise accounting) - $5MM fiduciary income (partially Ameriprise accounting) - $4MM capital markets income - $2MM card fees 27©2024, Comerica Inc. All rights reserved. Notable Items in 1Q24 results • BSBY: $39MM loss due to BSBY cessation from swaps undesignated throughout 1Q 551 535 555 718 603 55.5 57.7 61.9 91.9 76.9 1Q23 2Q23 3Q23 4Q23 1Q24 Efficiency Ratio % Noninterest Expenses1 ($ in millions) Noninterest Expenses Impacted by notable items; decline in most categories; continued commitment to expense discipline 1Q24 compared to 4Q23 1Includes Modernization initiative $16MM 1Q23, $7MM 2Q23, ($14MM) 3Q23, ($4MM) 4Q23; FY23 $5MM; $4MM 1Q24; Includes gains/(losses) related to deferred comp plan of $4MM 1Q23, $4MM 2Q23, ($3MM) 3Q23, $8MM 4Q23, $6MM 1Q24 Decreased $115MM - $96MM FDIC insurance (primarily driven by special assessment) - $11MM salaries & benefits - $29MM severance costs (expense recalibration initiatives) - $10MM temporary labor - $2MM staff insurance + $20MM stock-based compensation + $8MM payroll taxes + $3MM 401-K expense - $2MM outside processing - $2MM advertising - $2MM equipment + $2MM other noninterest expense + $18MM lower gains on the sale of real estate - $5MM pension expenses - $3MM legal fees - $2MM consulting 28©2024, Comerica Inc. All rights reserved. Notable Items in 1Q results • FDIC: $16MM expense related to estimated net increase in special FDIC assessment in addition to $109MM special assessment in 4Q23 • Expense re-calibration initiatives: $3MM severance reversal from efficiency efforts intended to enhance earnings power & create investment capacity

Expense Management

Track record of discipline & efficiency

- Balancing selective, strategic investments to support revenue generation & further enhance risk management
- Continued investment in technology
- Optimizing footprint, modernizing facilities

Expense Re-Calibration Efforts Underway

Optimizing footprint:

- Optimizing footprint
- Closing 26 banking centers
- Continued re-alignment of corporate facilities

Colleague efficiency & processes:

- Organizational realignment
- Eliminated ~250 total positions
- Product optimization
- Streamlined managerial layers
- Review third party spend

Employees
(FTE)



9,035
-16%
7,619
2012
1Q24

5-year Noninterest Expense CAGR
1Q24-2Q23 vs. 1Q19-2Q18

CMA	6.36%
Peer Average	10.06%
Peer Average ex. WAL[1]	8.24%

3/31/24 • Source for peer data: S&P Global Market Intelligence • [1]Excluding WAL due to mergers & acquisitions

©2024, Comerica Inc. All rights reserved.

29

Quarterly Average Loans

Comerica

Business Line	1Q24	4Q23	1Q23
Middle Market			
General	$11.5	$12.0	$12.9
Energy	1.4	1.4	1.5
National Dealer Services	5.7	6.0	5.4
Entertainment	1.1	1.1	1.2
Tech. & Life Sciences	0.7	0.8	0.9
Equity Fund Services	2.0	2.5	3.4
Environmental Services	2.4	2.4	2.3
Total Middle Market	$24.9	$26.2	$27.6
Corporate Banking			
US Banking	4.1	4.3	4.3
International	1.5	1.6	1.5
Commercial Real Estate	10.2	9.7	8.3
Mortgage Banker Finance	0.0	0.3	1.1
Business Banking	3.1	3.1	3.2
Commercial Bank	**$43.9**	**$45.4**	**$46.1**
Retail Bank	**$2.3**	**$2.3**	**$2.2**
Wealth Management	**$5.2**	**$5.2**	**$5.2**
TOTAL	**$51.4**	**$52.8**	**$53.5**

By Market	1Q24	4Q23	1Q23
Michigan	$11.7	$12.1	$12.3
California	18.4	18.8	18.7
Texas	12.6	12.5	11.6
Other Markets[1]	8.8	9.5	10.9
TOTAL	**$51.4**	**$52.8**	**$53.5**

Loan Portfolio
(1Q24 Period-end)



Fixed Rate 10%
Prime-based 3%
90-Day+ Rate 5%
$50.8B
Synthetically fixed from swaps 44%
≤30-Day Rate[3] 38%
= Total Fixed Rate (54%)[2]

$ in billions • Totals shown above may not foot due to rounding. Certain prior quarter amounts have been reclassified to conform to the current quarter presentation. • [1]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets • [2]Fixed rate loans include $22.5B receive fixed/pay floating (30-day) SOFR, BSBY & Prime interest rate swaps; Forward dated & economic hedges are excluded • [3]Includes ~2.9% of Daily SOFR

©2024, Comerica Inc. All rights reserved.

30

Quarterly Average Deposits

Business Line	1Q24	4Q23	1Q23
Middle Market			
General	$17.4	$17.2	$18.0
Energy	0.3	0.3	1.2
National Dealer Services	0.9	0.9	1.2
Entertainment	0.4	0.2	0.3
Tech. & Life Sciences	3.1	3.3	4.4
Equity Fund Services	0.8	1.0	1.0
Environmental Services	0.4	0.4	0.4
Total Middle Market	$23.2	$23.3	$26.6
Corporate Banking			
US Banking	2.1	2.1	2.0
International	2.0	1.9	2.1
Commercial Real Estate	1.4	1.5	2.0
Mortgage Banker Finance	0.0	0.1	0.4
Business Banking	3.5	3.6	3.8
Commercial Bank	**$32.2**	**$32.5**	**$36.8**
Retail Bank	**$24.4**	**$24.3**	**$25.2**
Wealth Management	**$3.9**	**$3.9**	**$4.7**
Finance / Other[1]	**$4.8**	**$5.4**	**$1.2**
TOTAL	**$65.3**	**$66.0**	**$67.8**

By Market	1Q24	4Q23	1Q23
Michigan	$23.2	$23.0	$24.2
California	16.3	16.5	18.6
Texas	9.4	9.4	11.2
Other Markets[2]	11.6	11.8	12.7
Finance / Other[1]	4.8	5.4	1.2
TOTAL	**$65.3**	**$66.0**	**$67.8**

Loan to Deposit Ratio

(Period-end; percentages; 1Q24)



48
68
69
75
76
78
80
80
81
81
81
84
86
94
77
CFR
BOKF
FITB
RF
KEY
ZION
CMA
HBAN
MTB
CFG
WAL
WBS
SNV
FHN
Peer Average

$ in billions • Totals shown above may not foot due to rounding. Certain prior quarter amounts have been reclassified to conform to the current quarter presentation. • [1]Finance/Other includes items not directly associated with the geographic markets or the three major business segments • [2]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets • Source for peer data: S&P Global Market Intelligence & company press releases

©2024, Comerica Inc. All rights reserved.

31

BSBY Cessation Impacts

Majority of losses expected to accrete back in 2025 & 2026

- **Accounting Impact:** Temporary loss of hedge accounting due to pending cessation of BSBY caused the recognition of unrealized losses in 4Q23 & 1Q24 & impacts net interest income. AOCI losses recognized in earnings over 12 months but accreted back to income over original life of swap.
- **Financial Impact:**
  - No economic impact as these losses are re-couped over time; ~90% of impact expected to accrete back by YE2026
  - Pre-tax gains or losses related to this accounting treatment impact CET1, but not Tangible Common Equity
  - Normal pay / receive cash flows remain uninterrupted

	Actual		Projected[1]								
	4Q23	1Q24	2Q24	3Q24	4Q24	FY24	FY25	FY26	FY27	FY28	Total
Net Interest Income Impact	$2.8MM	$2.7MM	($3.1MM)	($9.0MM)	$16.2MM	$6.9MM	$83.5MM	$26.5MM	$8.4MM	$1.9MM	$130.1MM
Gain / (Loss) in Other Noninterest Income	($91.3MM)	($38.8MM)	-	-	-	($38.8MM)	-	-	-	-	($130.1MM)
Pre-Tax Income Impact	($88.5MM)	($36.0MM)	($3.1MM)	($9.0MM)	$16.2MM	($31.9MM)	$83.5MM	$26.5MM	$8.4MM	$1.9MM	$0.0MM

[1]Projected impact of amortization & accretion; net impact is non-cash; included in Outlook unless otherwise indicated in an adjustment.

©2024, Comerica Inc. All rights reserved.

32

Shared National Credit (SNC) Relationships

Credit quality of our SNC relationships better than portfolio average

- SNC loans decreased $186MM compared to 4Q23
- SNC relationships included in business line balances; we do not have a dedicated SNC line of business
- Approximately 695 borrowers
- Comerica is agent for approx. 28% of loans
- Strategy: Pursue full relationships with ancillary business
- Adhere to same credit underwriting standards as rest of loan book
- Only 4% of SNCs were criticized
- 12% of SNCs were leveraged

Period-end Loans

($ in billions)



Environmental Services $1.0 9%
Commercial Real Estate $1.0 9%
Entertainment $0.6 6%
Energy $1.3 11%
Corporate Banking $2.9 25%
Total $11.6B
National Dealer Services $1.2 10%
Equity Fund Services $0.7 6%
General Middle Market $2.6 23%
Tech. & Life Sciences $0.2 1%
= Total Middle Market (66%)

3/31/24 • SNCs are facilities greater than $100 million shared by three or more federally supervised financial institutions which are reviewed by regulatory authorities at the agent bank level

©2024, Comerica Inc. All rights reserved.

33

The Retail Bank: More than a Leading Bank for Business

Banking Personal and Small Business customers in growth markets across the US

39% Bank's Total Deposits at 3/31/24	18% Small Business Customers
~$28K Avg. Customer Deposits	82% Personal Customers
~400 Banking Centers 32 Districts 5 Regions	Alternative Channels: •Contact Center •ATM / ITM •Online & Mobile

Investing for Growth with 3 Key Initiatives

Elevating Small Business

Strategic investment in sales coverage, marketing & essential technology to enable growth.

Modernizing for Growth

Harness digital investments to transform experience, drive growth & expand into new markets.

Enabling Performance

Reimagined roles, expectations & behaviors drive consistency in customer engagement & experience.

Aspirational Target for Small Business:
Top 10 market share in all major markets; currently 3rd in Michigan

108
People
Small Business Bankers, serving communities within the Comerica Bank footprint

6
New Products
Scored Loans & LOCs, 2 Maximize Treasury Bundles, Zelle, Comerica SizeUp Small Businesses

$1.4B
Community Support
Dollars in Small Business Lending commitments in communities across the Comerica footprint

CoWorkSpaces. SmallBizCo-op.

Aspirational Target for Personal Banking:
Financial Wellness for every customer driving primacy

6x
Year-over-Year increase of customer Financial Wellness Assessments

205%[1]
Year-over-Year growth of our Refer-a-Friend program, supporting customer & deposit growth

3/31/24 • [1]12/31/23 compared to 12/31/22

©2024, Comerica Inc. All rights reserved.

34

Wealth Management

Leading the way to your business and personal success

Comerica

Ameriprise Partnership

$14B: Successfully converted assets to the Ameriprise platform offering our clients premium technology, products, services, financial planning, & research capabilities as of November 2023 (date of conversion)

$17B: Comerica Securities assets as of April 2024

90%: Advisor retention rate leading up to & through conversion

$5MM: Since conversion, we have signed offers & onboarded advisors with >$5MM in trailing annual revenue

Performance

27%: Comerica Advisor Solutions period YOY sales asset growth 1/1/2024 – 5/31/2024, & 56% in sales revenue growth period YOY 1/1/2024 – 5/31/2024

41%: YOY sales revenue growth in Private Wealth Investment Management & Trust[1]

11%: YOY actual revenue growth in Private Wealth Specialty Fiduciary[1]

7%: YOY actual balance growth in average Loans[1]

Expansion

144: New Relationships added to Private Wealth (NCA)
- Average client balances: $14MM
- Average client revenue: $82K

$3B: Successfully recruited a $3B relationship balance Wealth team in Q3'2023

40%: Penetration rate into our Commercial channel, broadening our reach & overall Bank client wallet share; up 6% YOY[1]

Let us Raise Your Expectations of Wealth Management

Get started with concierge-style services & first-class privileges you deserve

[1] Full year 2023 versus full year 2022

©2024, Comerica Inc. All rights reserved.

35

Commercial Real Estate Business Line

Growth driven by multifamily & industrial projects; excellent credit quality

Comerica

Primarily Lower Risk Multifamily & Industrial[1]

(1Q24 period-end)



Industrial / Storage 34%
Retail 5%
Office 5%
Single Family 2%
Other 3%
Land Carry 2%
Multi use 2%
Multifamily 47%
Total $9.7B

Excellent Credit Quality in Commercial Real Estate Business
No significant net charge-offs since 2014
($ in millions)

	1Q23	2Q23	3Q23	4Q23	1Q24
NAL	0.9	0.9	0.0	18	18
Criticized[2]	218	246	458	481	443
% Criticized	2.5%	2.7%	4.8%	4.8%	4.3%
NCO (Recoveries)	(0.05)	(0.13)	(0.70)	(0.38)	(0.01)

Strong Credit Profile Driven by:

- Long history of working with well-established, proven developers; >90% of new commitments from existing customers
- Experienced relationship team; average tenure:
  - CRE line of business leadership: ~27 years
  - Relationship managers: ~18 years
  - CRE credit approval team: ~24 years
- Significant up-front equity required (typically averaging 35-40%, often from institutional investors)
- ~70% has recourse
- Majority of commitments are construction
- Primary strategy is financing development of Class A, urban infill multi-family & warehouse distribution in major sun belt metros (33% CA, 26% TX, 12% Southeast, 11% Southwest)
- Modest credit migration driven by elevated rate environment, but remained very manageable
- >50% of the portfolio maturing by the end of 2025
- 3rd consecutive quarter of declined commitments

Total CMA Office Exposure

- **Not primary strategy:** Total CMA office loans of $822MM, or <2% of total loans; outstandings within CRE LOB of $528MM, or ~1% of total CMA loans
- **Selective geography:** Urban in-fill & suburban strategy
- **Majority recourse:** Strong sponsors critical to underwriting
- **Monitoring credit:** Criticized loans totaling ~$159MM (or ~19% of total office portfolio)

3/31/24 • [1]Excludes CRE business line loans not secured by real estate • [2]Criticized loans are consistent with regulatory defined Special Mention, Substandard, & Doubtful categories

©2024, Comerica Inc. All rights reserved.

36

Total Office Portfolio

Not a primary strategy

Comerica

Geographic Diversification By State	
$ millions	3/31/24
California	$376.0
Texas	225.4
Michigan	63.7
Washington	39.7
Arizona	33.7
Nevada	12.0
Georgia	5.7
Illinois	4.4
Florida	1.5
Subtotal	762.1
Other[1]	59.7
Total Loans	**$821.7**

Key Office Portfolio Metrics		
$ millions	3/31/24	12/31/23
Total Loans	$821.7	$823.7
Avg Loan Outstanding	$5.7	$5.6
Net Charge-Offs	0%	0%
Delinquencies[2]	0%	1%
Non-Performing Loans	3%	2%
Criticized Loans	19%	19%

3/31/24 • [1]Other includes 3 loans to funds secured by multiple properties • [2]Loans 30 days or more past due

©2024, Comerica Inc. All rights reserved.

37

Multi-family Portfolio

Comerica

Geographic Diversification By State	
$ millions	3/31/24
California	$1,647.1
Texas	1,341.5
Florida	382.1
Washington	210.3
Michigan	207.5
Arizona	173.0
North Carolina	157.5
Oregon	138.7
Nevada	122.7
Subtotal	4,380.2
Other[1]	453.9
Total Loans	**$4,834.2**


California
46%
28%
10%
7%
9%
LA County
Bay Area
Orange County
Sacramento County
Other
Texas
42%
33%
16%
9%
DFW
Austin
Houston
San Antonio

Key Multi-family Portfolio Metrics		
$ millions	3/31/24	12/31/23
Total Loans	$4,834.2	$4,592.5
Avg Loan Outstanding	$16.2	$15.0
Net Charge-Offs	0%	0%
Delinquencies[2]	0%	0%
Non-Performing Loans	0%	0%
Criticized Loans	4%	5%

3/31/24 • [1]Other includes various other states • [2]Loans 30 days or more past due

©2024, Comerica Inc. All rights reserved.

38

Energy
Primarily E&P exposure

Period-end Loans
($ in millions)



1,402
276
1,126
1Q23
1,480
312
1,168
2Q23
1,437
310
1,127
3Q23
1,382
312
1,070
4Q23
1,358
310
1,048
1Q24
Midstream
Exploration & Production[1]

- Exposure $3.4B / 39% utilization
- Hedged 50% or more of production
  - At least one year: 62% of customers
  - At least two years: 37% of customers
- Focus on larger, sophisticated E&P & Midstream companies
- E&P:
  - 50% Oil-focused
  - 28% Natural Gas focused
  - 22% Oil/Gas balanced
- Excellent credit quality
  - <1% Criticized loans
  - $(370K) Net recoveries

3/31/24 • [1]Includes Services of 1Q23 $16MM; 2Q23 $21MM; 3Q23 $27MM; 4Q23 $11MM; 1Q24 $10MM

©2024, Comerica Inc. All rights reserved.

39

National Dealer Services
75+ years of floor plan lending

Franchise Distribution
(Based on period-end loan outstandings)



Honda/Acura 11%
Ford 5%
GM 6%
Jaguar/Land Rover 7%
Toyota/Lexus 13%
Stellantis 10%
Total $5.7B
Mercedes 6%
Nissan/ Infiniti 3%
Other[1] 20%
Other European 12%
Other Asian 7%

- Top tier strategy
- National in scope
- Focus on "Mega Dealer" (five or more dealerships in group)
- Strong credit quality; Robust monitoring of company inventory & performance
- Floor Plan remained below historical averages

Average Loans
($ in billions)



1Q20 6.8 3.6
2Q20 6.2 2.8
3Q20 5.3 1.9
4Q20 5.5 2.2
1Q21 5.3 2.0
2Q21 4.4 1.2
3Q21 3.8 0.6
4Q21 3.9 0.6
1Q22 4.1 0.6
2Q22 4.5 0.8
3Q22 4.8 1.0
4Q22 5.1 1.2
1Q23 5.4 1.4
2Q23 5.8 1.7
3Q23 5.8 1.7
4Q23 6.0 2.1
1Q24 5.7 2.0
Floor Plan

3/31/24 • [1]Other includes obligations where a primary franchise is indeterminable (rental car & leasing companies, heavy truck, recreational vehicles, & non-floor plan loans)

©2024, Comerica Inc. All rights reserved.

40

4,443 3,408 3,281 3,312 3,070 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1Q23 2Q23 3Q23 4Q23 1Q24 931 909 832 791 713 1Q23 2Q23 3Q23 4Q23 1Q24 Technology & Life Sciences ~30 years of deep expertise & strong relationships with top-tier investors 3/31/24 Average Loans ($ in millions) • Manage concentration to numerous verticals to ensure widely diversified portfolio • Closely monitor cash balances & maintain robust backroom operation • 10 offices throughout US & Canada Deposits Returned to More Normal Levels Relative to Loans ($ in millions) Growth 51% Early Stage 17% Late Stage 32% Customer Segment Overview (approximate; 1Q24 period-end loans) Total $693MM ©2024, Comerica Inc. All rights reserved. 41 Equity Fund Services Strong relationships with top-tier Private Equity firms 3/31/24 • Customized solutions for Private Equity firms • Credit Facilities (Funds, General Partners, Management Companies) • Treasury Management • Capital Markets, including Syndication • Customers in the US & Canada • Well-diversified across funds with various industry strategies • Drives connectivity with other teams • Middle Market • Commercial Real Estate • Environmental Services • Energy • TLS • Private Banking • Strong credit profile • No charge-offs • No criticized loans Average Loans ($ in millions) 3,371 3,378 2,815 2,453 1,981 1Q23 2Q23 3Q23 4Q23 1Q24 ©2024, Comerica Inc. All rights reserved. 42

Environmental Services Department

Experienced team; Specialized industry, committed to growth

- 15+ year experienced team with 20+ year management tenure
- Dedicated relationship managers advise & guide customers on profitably growing their business by providing banking solutions
- Focus on middle market-sized companies with full banking relationships
- Historically strong credit quality

Waste Management & Recycling (~80% of loan portfolio)

- Insight & expertise with:
  - Transfer stations, disposal & recycling facilities
  - Commercial & residential waste collection
  - Financing for M&A & growth capital

Renewable Energy Solutions (~20% of loan portfolio)

- Formed group in 2022; active in the landfill-gas-to-energy & biomass industries for more than a decade
- Expanded focus to also include solar, wind, anaerobic digestion, & battery energy standalone storage

Average Loans
($ in millions)



2,296
2,418
2,383
2,365
2,376
1Q23
2Q23
3Q23
4Q23
1Q24

3/31/24

©2024, Comerica Inc. All rights reserved.

43

Direct Express

An important program for CMA & the customers we serve

Program Overview

- **Summary:** Comerica is the exclusive issuer of the Direct Express debit card for 4.5 million federal benefit recipients.
- **Driving Financial Inclusion:** Helping the U.S. Treasury provide recipients ready, safe access to their government benefits was the founding mission of the Direct Express Program. Not only does the innovative prepaid card program deliver benefits more cost effectively & securely, it is an on-ramp to financial inclusion for millions of unbanked Americans - giving recipients the tools they need to participate fully in the economy.
- **Renewal History:** In 2008, 2014 and again in 2020, Comerica was selected by the U.S. Treasury as the Financial Agent for their Direct Express Debit MasterCard Program. Comerica's contract with the U.S. Treasury expires early 2025.
- **Strong Customer Satisfaction:** Comerica has achieved a 90% (or better) cardholder satisfaction rating
- **Prioritizing Security:** Since 2013, the U.S. Treasury has required all federal benefit recipients (with a few grandfathered exceptions) to receive their monthly benefits electronically, either by direct deposit or through the Direct Express debit card. With 100% of cardholders using EMV chip & PIN, it can be considered one of the most secure prepaid cards in the industry.
- **Unique Skill-set:** We have developed the unique infrastructure, compliance & operations to administer this important program.

Deposit Trends

- **Balances:** ~$3B in 1Q24 average deposit balances (large fluctuations throughout the quarter due to timing cause ending balances to vary)
- **Intra-month patterns:** Comerica receives most of the deposit balances on the 1st and 3rd days of each month (subject to change based on weekends or holidays)
- **Peaks & troughs:** In March 2024, highest balance of $5.6B on 1st business day, lowest balance of $2.8B



DIRECTEXPRESS
Comerica Bank
debit
5332 48XX XXXX XXXX
mastercard

Investments

- **Enhanced Digital Experience:** Developed a new Direct Express mobile application with a 4.8-star rating and over 124,000 reviews on the Apple App Store; over 1 million mobile app users[1]
- **Meeting Cardholders Where They Are:** Unique partnership with Walmart that allows cardholders to withdraw the full balance on their card (up to $1,000) at less than half the cost that Walmart charges other customers for the same service. Since 90 percent of Direct Express cardholders visit a Walmart at least once a year, this has proven to be a very popular service.



DIRECTEXPRESS



4.8 Stars[1]



DX

[1]Apple App Store as of 4/9/24

©2024, Comerica Inc. All rights reserved.

44

Comerica's Core Values

WHY WE ARE HERE

To raise expectations of what a bank can be for our colleagues, customers & communities

WHAT WE BELIEVE

ONE COMERICA	THE CUSTOMER COMES FIRST	THE BIGGER POSSIBLE	A FORCE FOR GOOD

HOW WE DELIVER

Trust	**Act**	**Own**

©2024, Comerica Inc. All rights reserved.

45

Reconciliations

Tangible Common Equity

Tangible common equity is used by Comerica to measure the quality of capital & the return relative to balance sheet risk. The tangible common equity ratio removes the effect of intangible assets from capital & total assets.

(period-end, millions, except per share data)	1Q24	4Q23	3Q23	2Q23	1Q23
Tangible Common Equity					
Total shareholders' equity	$6,050	$6,406	$4,972	$5,595	$5,994
Less fixed-rate non-cumulative perpetual preferred stock	$394	$394	$394	$394	$394
Common shareholders' equity	$5,656	$6,012	$4,578	$5,201	$5,600
Less goodwill	$635	$635	$635	$635	$635
Less other intangible assets	$8	$8	$8	$8	$9
Tangible common equity	$5,013	$5,369	$3,935	$4,558	$4,956
Total assets	$79,444	$85,834	$85,706	$90,761	$91,127
Less goodwill	$635	$635	$635	$635	$635
Less other intangible assets	$8	$8	$8	$8	$9
Tangible assets	$78,801	$85,191	$85,063	$90,118	$90,483
Common equity ratio	7.12%	7.00%	5.34%	5.73%	6.15%
Tangible common equity ratio	6.36%	6.30%	4.62%	5.06%	5.48%

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators & analysts to evaluate the adequacy of common equity & our performance trends.
©2024, Comerica Inc. All rights reserved.

46

Reconciliations Continued

Comerica

Uninsured Deposits

Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk. Total uninsured deposits as calculated per regulatory guidance & reported on schedule RC-O of Comerica Bank's Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number.

	(period-end; millions)	1Q24	4Q23	3Q23	1Q23
(A)	**Total uninsured deposits, as calculated per regulatory guidelines**	$30,481	$31,485	$31,476	$35,007
(B)	**Affiliate deposits**	-$3,966	-$4,064	-$4,088	-$4,329
(A+B)	**Total uninsured deposits, excluding affiliate**	$26,515	$27,421	$27,388	$30,678

Adjusted Earnings Per Share[1]

Comerica believes that the presentation of adjusted earnings per share provides a greater understanding of ongoing operations & financial results by removing the impact of notable items. Notable items are meaningful because they provide greater detail of how certain events or initiatives affect Comerica's results for a more informed understanding of those results.

(per share)	1Q24	4Q23	1Q23
Earnings per common share	0.98	0.20	2.39
Net BSBY cessation hedging losses	0.21	0.51	--
FDIC special assessment	0.09	0.62	--
Modernization initiatives	0.02	-0.01	0.09
Expense recalibration initiatives	-0.01	0.14	--
Adjusted earnings per common share	1.29	1.46	2.48

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators & analysts to evaluate the adequacy of common equity & our performance trends. • [1]Diluted earnings per common share

©2024, Comerica Inc. All rights reserved.

47

Holding Company Debt Rating

Comerica

Senior Unsecured/Long-Term Issuer Rating	Moody's	S&P	Fitch
Cullen Frost	A3	A-	-
M&T Bank	Baa1	BBB+	A
BOK Financial	Baa1	BBB+	A
Fifth Third	Baa1	BBB+	A-
Huntington	Baa1	BBB+	A-
Regions Financial	Baa1	BBB+	A-
Citizens Financial Group	Baa1	BBB+	BBB+
Comerica	Baa1	BBB	A-
KeyCorp	Baa2	BBB	BBB+
First Horizon National Corp	Baa3	-	BBB
Western Alliance	Ba1	-	BBB-
Webster Financial	Baa2	BBB	-
Synovus Financial	-	BBB-	BBB

As of 6/5/24 • Source: S&P Global Market Intelligence; Debt Ratings are not a recommendation to buy, sell, or hold securities; Zions Bancorporation excluded due to no holding company

©2024, Comerica Inc. All rights reserved.

48

Bank Debt Rating As of 6/5/24 Source: S&P Global Market Intelligence; Debt Ratings are not a recommendation to buy, sell, or hold securities; Zions Bancorporation ratings are for the bank Senior Unsecured/Long-Term Issuer Rating Moody’s S&P Fitch Cullen Frost A3 A - Fifth Third A3 A- A- Huntington A3 A- A- M&T Bank Baa1 A- A BOK Financial Baa1 A- A Regions Financial Baa1 A- A- Citizens Financial Group Baa1 A- BBB+ Comerica Baa1 BBB+ A- KeyCorp Baa1 BBB+ BBB+ Webster Bank Baa2 BBB+ - Zions Bancorporation Baa2 BBB+ BBB+ First Horizon National Corp Baa3 - BBB Synovus Financial Baa3 BBB BBB Western Alliance Ba1 - BBB- ©2024, Comerica Inc. All rights reserved. 49 Thank You ©2024, Comerica Inc. All rights reserved.